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                                                                   EXHIBIT 10.16


             [EOTT ENERGY OPERATING LIMITED PARTNERSHIP LETTERHEAD]



November 30, 2001


Mr. Gary Pittman
Coho Resources, Inc.
14785 Preston Road, Suite 860
Dallas, TX 75240

                                                                   VIA FACSIMILE

Re: EOTT Contract Number TP00-1018776

Dear Gary:

As agreed, the above referenced contract between EOTT and Coho will be amended, effective January 1, 2002. The amendments will extent the current term through January 31, 2002, and then continuing on a thirty-day evergreen thereafter. You will receive a formal amendment in the near future.

If there are any questions or if I can be of assistance please feel free to contact me at (601) 969-1568.

Sincerely,

/s/ STEVENS HOLLISTER

Stevens Hollister
Area Manager, Lease Acquisition